UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

Chelsea TherapEUtics International, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Commercial Officer

On January 27, 2014, Chelsea Therapeutics International, Ltd. (the “Company”), appointed Keith W. Schmidt to be the Company’s Chief Commercial Officer, effective January 28, 2014.

From July 2006 to July 2012, Mr. Schmidt served as the Company’s Vice President, Marketing and Sales. Since July 2012, Mr. Schmidt had served as a consultant to the Company. Mr. Schmidt has over 30 years of experience in domestic and international pharmaceutical sales and strategic marketing, including the launch of many industry leading drugs.

Mr. Schmidt, age 63, has no familial relationships with any executive officer or director of the Company. Other than his consulting arrangement with us, pursuant to which we have paid Mr. Schmidt an aggregate of approximately $125,000, there have been no transactions in which we have participated and in which Mr. Schmidt had a direct or indirect material interest involving in excess of $120,000 since January 1, 2013, the beginning of our last completed fiscal year.

In connection with his hiring, Mr. Schmidt entered into an offer letter with the Company dated January 27, 2014. Pursuant to the terms of the offer letter, Mr. Schmidt will receive an annual base salary of $275,000 and will be eligible for an annual discretionary performance-based bonus with a target award of 20% of his base salary. Mr. Schmidt also received an initial stock option grant of 100,000 shares of the Company’s common stock at an exercise price of $4.50 per share, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of the grant. The options will vest in equal annual installments over four years, beginning January 28, 2015.

Mr. Schmidt will also be added as an “Eligible Executive” under the Company’s Executive Retention Bonus Plan (the “Retention Plan”) and its Executive Severance Plan (the “Severance Plan”). Under the Retention Plan, Mr. Schmidt will be eligible to receive a cash bonus equal to 50% of his annual base salary upon the occurrence of a “Sale Event” (as defined in the Retention Plan). However, Mr. Schmidt will not be eligible to receive any “NDA Approval Bonus” (as defined in the Retention Plan) that may become payable under the Retention Plan. Any bonus payable to Mr. Schmidt pursuant to the Retention Plan will supplant any annual performance-based bonus for which Mr. Schmidt might otherwise be eligible. Under the Severance Plan, Mr. Schmidt will be entitled to a separation bonus equal to one month of base salary for every full month of employment with the Company, up to a maximum of 11 months’ severance pay, in the event that Mr. Schmidt’s employment is terminated by the Company without “cause” (as defined in the Severance Plan) or by Mr. Schmidt for “good reason” (as defined in the Severance Plan).

On January 30, 2014, the Company issued a press release regarding Mr. Schmidt’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Amendment to CEO Target Bonus Award

On January 27, 2014, the Company’s Board of Directors approved an increased 45% annual target bonus to the $350,000 annual base salary of Joseph G. Oliveto, the Company’s President and Chief Executive Officer, provided Mr. Oliveto does not receive any 2014 bonus payment under the Executive Retention Bonus Plan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 30, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

By:	/s/ J. Nick Riehle
J. Nick Riehle
Chief Financial Officer

Dated: January 30, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 30, 2014.